UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) January 25, 2010

SIMMONS FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas		71601
(Address of principal executive offices)		(Zip Code)

(870) 541-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors;  Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of the Simmons First National Corporation (the "Company"), upon recommendation of the Nominating, Compensation and Corporate Governance Committee ("NCCGC") granted certain executive officers, including the named executive officers listed below, a discretionary bonus on January 25, 2010 through the grant of stock under the  Simmons First National Corporation Executive Equity Incentive Plan – 2001.  These grants vested immediately.  The bonus was granted to the executives for extraordinary service to the Company during 2009 related to the Company's Equity Offering, the Company's ongoing revenue and efficiency initiatives and for the exemplary performance of the Company regarding core earnings growth, capital maintenance and asset quality.   The table below shows the number of shares of stock granted and the value of this bonus based upon the closing price ($26.88) of the Company's stock on the preceding trading day:

Participant	Shares Granted	Value of Bonus
David L. Bartlett	1,320	$35,482
Robert A Fehlman	790	$21,235
Marty D. Casteel	790	$21,235
Robert C. Dill	460	$12,365

The Board of Directors of the Simmons First National Corporation (the "Company"), upon recommendation of the Nominating, Compensation and Corporate Governance Committee ("NCCGC") granted J. Thomas May, Chief Executive Officer, a discretionary bonus on January 25, 2010 through the grant of 8,825 shares of  restricted stock under the existing Simmons First National Corporation Executive Equity Incentive Plan - 2006. The amount of the   bonus based upon the closing price of the Company's stock on the preceding trading day was $237,216.00.  This grant vests in equal installments over three years.  The bonus was granted to Mr. May for his leadership (i) in 2008 and 2009 which resulted in extraordinary financial performance in asset quality, capital, liquidity and earnings, (ii) in guiding the Company's election into and ultimate declination to participate in the U. S. Treasury's TARP program and (iii) in completion of the Company's $75 million equity offering in late 2009.

The NCCGC reviewed and approved the report from management on the tentative 2009 Executive Incentive Plan ("EIP") incentive payments to participants and referred this matter to the Board for action.  Management proposed certain changes to the 2010 EIP based upon recommendations from Blanchard Chase, the Company's compensation consultant.  After consideration, the NCCGC approved the modifications and recommended the Board adopt the 2010 EIP as modified.  The Board approved the payment of the 2009 EIP incentive payments and the 2010 EIP, as modified.  A summary of the terms of the 2010 EIP are included as Exhibit 10.1.

Upon recommendation of the NCCGC on January 25, 2010, the Board of Directors of the Company adopted deferred compensation agreements for Robert A. Fehlman, 45, Executive Vice President and Chief Financial Officer and Marty D. Casteel, 58, Executive Vice President – Administration.   The benefits under these agreements will be funded by the Company and neither Mr. Fehlman nor Mr. Casteel will be required or permitted to make contributions for this benefit.

The deferred compensation agreement for Mr. Fehlman provides for an annual benefit at retirement of 30% of his average base salary and cash compensation over his last five years of employment and is payable for 15 years. The benefit vests at age 65, subject to earlier vesting upon death, disability, or change in control of the Company.  The benefit becomes payable upon the earliest to occur of (i) Mr. Fehlman's retirement at or after age 65, (ii) his death, (iii) his disability, or (iv) his separation from service after the occurrence of a change in control of the Company. The benefit is subject to forfeiture if (i) Mr. Fehlman ceases to be employed by the Company prior to his attaining age 65, other than due to his disability, his death or following a change in control of the Company, (ii) Mr. Fehlman fails to provide the post retirement part time consulting services required in the plan or (iii) Mr. Fehlman violates the non-competition provision while receiving payments.   A copy of the deferred compensation agreement for Mr. Fehlman is included as Exhibit 10.2.

The deferred compensation agreement for Mr. Casteel provides for an annual benefit at retirement of $75,000.00, payable for 10 years. The benefit vests at age 67, subject to earlier vesting upon death, disability, or change in control of the Company.  The benefit becomes payable upon the earliest to occur of (i) Mr. Casteel's retirement at or after age 67, (ii) his death, (iii) his disability, or (iv) his separation from service after the occurrence of a change in control of the Company. The benefit is subject to forfeiture if (i) Mr. Casteel ceases to be employed by the Company prior to his attaining age 67, other than due to his disability, his death or following a change in control of the Company, (ii) Mr. Casteel fails to provide the post retirement part time consulting services required in the plan or (iii) Mr. Casteel violates the non-competition provision while receiving payments.   A copy of the deferred compensation agreement for Mr. Casteel is included as Exhibit 10.3.

The Board of Directors of the Company, upon recommendation of the NCCGC adopted the Simmons First National Corporation Executive Retention Program on January 25, 2010.  The program is intended to assist the Company in retaining its existing executive management during and immediately following the executive transition surrounding the anticipated retirement of Mr. J. Thomas May at the end of 2013.  The participants in the program are David L. Bartlett, Robert A. Fehlman and Marty D. Casteel.  The program consists of cash bonuses and restricted stock grants under the existing Simmons First National Corporation Executive Equity Incentive Plans.  Both the cash bonuses and the restricted stock grants will vest in full in 2015, subject to earlier vesting upon the death, disability, change in control of the Company or involuntary termination of employment without cause.  In the case of a change in control, the cash bonus and restricted stock grant will vest in full immediately upon the change in control.  In the case of death, disability or involuntary termination of employment without cause, the cash bonus and restricted stock vest in 16.67% per calendar year starting in 2010 and becoming 100% vested in 2015.  The restricted stock grants were made on January 25, 2010, subject to the vesting discussed above and the cash bonuses will be payable in January, 2016, subject to earlier payment, upon and to the extent of, earlier vesting, due to death, disability, change in control of the Company or involuntary termination of employment without cause.

In adopting the plan, the Board approved the award of restricted shares and cash retention bonus to each of the individuals identified below all of which are named executive officers in the Company’s Proxy Statement for the 2009 Annual Meeting of Stockholders, as follows:

Participant	Cash Retention Bonus	Restricted Stock
David Bartlett	$175,000.00	6,515 shares
Robert A Fehlman	$125,000.00	4,655 shares
Marty D. Casteel	$125,000.00	4,655 shares

A copy of the Simmons First National Corporation Executive Retention Program is included as Exhibit 10.4.

The Board of Directors of the Company, upon recommendation of the NCCGC adopted the Simmons First National Corporation Executive Equity Incentive Plan - 2010 on January 25, 2010 and directed that the Plan be submitted to the Company's shareholders for approval at its next annual shareholders' meeting to be held on April 20, 2010.   The 2010 Plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights ("SARs") and restricted stock covering in the aggregate up to 500,000 shares of Class A Common Stock. The Plan allows shares which are the subject to terminated or expired options or SARs to again become available for grant. In administering the plan, the Board of Directors, is granted discretion to: (i) designate participants from among the executive, administrative, professional, or technical personnel of the Company, its affiliates and subsidiaries who have the principal responsibility for the management, direction and financial success of the Company and (ii) determine the nature and amount of the awards to the participants.   A copy of the plan is included as Exhibit 10.5.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.                                           Description
10.1                      Summary of Simmons First National Corporation Executive Incentive Plan
10.2                      Deferred Compensation Agreement – Robert A. Fehlman
10.3                      Deferred Compensation Agreement – Marty D. Casteel
10.4                      Simmons First National Corporation Executive Retention Program
10.5                      Simmons First National Corporation Executive Stock Incentive Plan – 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION
/s/ Robert A. Fehlman
Date: January 29, 2010	Robert A. Fehlman, Executive Vice
President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number                                           Exhibit
10.1                      Summary of Simmons First National Corporation Executive Incentive Plan
10.2                      Deferred Compensation Agreement – Robert A. Fehlman
10.3                      Deferred Compensation Agreement – Marty D. Casteel
10.4                      Simmons First National Corporation Executive Retention Program
10.5                      Simmons First National Corporation Executive Stock Incentive Plan - 2010